                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     EARTHSHELL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                             EARTHSHELL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

    The 1999 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Harbor Court Hotel, 550 Light Street, Baltimore, MD 21202 on May 14, 1999 at 10:00 a.m. Eastern Daylight Time, for the purposes of:

(1) electing nine directors to serve until the 2000 annual meeting of stockholders and until their successors are elected and have qualified;

(2) considering and acting upon a proposal to ratify the selection of the Company's independent auditors;

(3) considering and acting upon a proposal to amend the Company's 1995 Stock Incentive Plan; and

(4) transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

    Only stockholders whose names appear of record on the books of the Company at the close of business on April 2, 1999 are entitled to notice of, and to vote at, such Annual Meeting or any adjournment or adjournments thereof.

    You are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as, in accordance with the Company's Bylaws, you have notified the Secretary in writing of your intention to revoke your proxy before your proxy has been voted.

                                          By Order of the Board of Directors

                                          [/S/ JOHN DAOUD]

                                          John Daoud
                                          Secretary

Baltimore, Maryland
April 23, 1999

                             EARTHSHELL CORPORATION

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1999

    This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Harbor Court Hotel, 550 Light Street, Baltimore, MD 21202 at 10:00 a.m., Eastern Daylight Time, on May 14, 1999, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy were mailed on or about April 23, 1999 to all stockholders entitled to vote at the Annual Meeting.

    The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

    On April 2, 1999, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 100,045,166 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. The vote of a majority of shares present in person or by proxy and entitled to vote is required to approve the Proposals set forth below.

    Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will generally have the effect of a negative vote.

    Simon K. Hodson and William F. McLaughlin, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Hodson and McLaughlin are each directors of the Company.

    UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES OF COMMON STOCK REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED IN WRITING BEFORE THEY ARE VOTED) WILL BE VOTED AT THE ANNUAL MEETING FOR THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS AND FOR THE PROPOSALS DESCRIBED HEREIN. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's principal executive offices at 111 S. Calvert Street, Suite 1950, Baltimore, Maryland 21202 not more than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided, however, that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently comprised of nine members. All directors are elected each year at the annual meeting of stockholders.

    In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

    Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's principal executive offices at 111 S. Calvert Street, Suite 1950, Baltimore, Maryland 21202 not more than the tenth day following the first public announcement of the Annual Meeting.

    The following table sets forth the name and age of each director, the year the director was first elected and his or her position with the Company.

                                                                                                                 DIRECTOR
NAME                                         AGE      POSITION                                                     SINCE
---------------------------------------      ---      --------------------------------------------------------  -----------
Essam Khashoggi........................          59   Chairman of the Board                                           1992
Simon K. Hodson (1)....................          44   Vice Chairman of the Board and Chief Executive Officer          1992
William F. McLaughlin (1)..............          50   Director, President and Chief Operating Officer                 1999
John Daoud.............................          63   Director and Secretary                                          1992
Ellis B. Jones.........................          45   Director                                                        1995
Layla Khashoggi........................          41   Director                                                        1992
William A. Marquard....................          79   Director                                                        1994
Jerold H. Rubinstein...................          60   Director                                                        1994
Howard J. Marsh........................          74   Director                                                        1999

------------------------

(1) Mr. Hodson will serve as Chief Executive Officer of the Company until the commencement of the Annual Meeting. Pursuant to a resolution adopted by the Board of Directors at a Board meeting held on February 4-5, 1999, the Board appointed Mr. McLaughlin to serve as the Chief Executive Officer of the Company effective upon the commencement of the Annual Meeting. Mr. Hodson will remain actively involved on the Board of Directors as Vice Chairman and a member of the Executive Committee, and as the Company's senior science officer. He will continue to play a key leadership role in ensuring the successful ramp-up of the Company's first production facility. In addition, as President of E. Khashoggi Industries, LLC, the Company's parent company and primary resource for scientific and technical services, he will be directly involved in the commercial development of the next tier of the Company's products and manufacturing technology.

    The following is a biographical summary of the experience of the nominees for director of the Company.

    ESSAM KHASHOGGI has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi also served as Chairman of the Management Committee and Chief Executive Officer of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity, E. Khashoggi Industries, since their organization in October 1997 and June 1991, respectively. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate marketing, and design and has served as a Trustee for the University of California Santa Barbara Foundation.

    SIMON K. HODSON has served as Chief Executive Officer and Vice Chairman of the Board of the Company since its organization in November 1992, and as President of the Company from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as President and Vice Chairman of Concrete Technology Corporation since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of 74 issued U.S. patents and 38 issued foreign patents, as of March 24, 1999, all belonging to EKI.

    WILLIAM F. MCLAUGHLIN has served as President and Chief Operating Officer of the Company since April 1998. He was appointed a Director of the Company in February 1999. From 1994 to 1998, Mr. McLaughlin served as President and Chief Executive Officer of Sweetheart Cup Company Inc. ("Sweetheart"), a leading food service packaging company based in Owings Mills, Maryland. Sweetheart is a licensee and joint venture partner of the Company with respect to the production of hinged-lid containers for McDonald's Corporation. Prior to joining Sweetheart, Mr. McLaughlin served as Executive Vice President of Nestle Food Service Company in Glendale, California.

    JOHN DAOUD has served as a Director of the Company since its organization in November 1992. Mr. Daoud served as the Assistant Secretary of the Company from June 1993 until October 1996, when he became the Company's Secretary. Mr. Daoud also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively. Mr. Daoud has also served as the President of Condas International since 1987 and, in such capacity and in his individual capacity, has advised Mr. Khashoggi and his affiliated entities on certain financial matters since 1972. From 1970 to 1972, Mr. Daoud was a Senior Auditor with Price Waterhouse and Company.

    ELLIS B. JONES has served as a Director of the Company since December 1995. Mr. Jones has been a Managing Director of Wasserstein Perella & Co., Inc. since February 1995, where he is also a Managing Director of Wasserstein Perella Merchant Banking. Mr. Jones was also a Managing Director from 1993 until February 1995 and a Director from 1990 to 1992 in Corporate Finance of Salomon Brothers Inc. Prior to that time, Mr. Jones was a Vice President at The First Boston Corporation.

    LAYLA KHASHOGGI has served as a Director of the Company since its organization in November 1992. Ms. Khashoggi has also been a member of the Board of Managers of EKI since its organization in October 1997 and a Director of CTC for the past five years. Ms. Khashoggi has served as an Executive Committee member of the Laguna Blanca School Board, Chairman of the Development Committee of Laguna Blanca School, Site Council Member of San Marcos High School, Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member of the Santa Barbara Zoo Board and Chairman of the Marketing Committee of the Santa Barbara Zoo Board. Ms. Khashoggi is Essam Khashoggi's spouse.

    WILLIAM A. MARQUARD has served as a Director of the Company since June 1994. Mr. Marquard is a retired businessman. From 1952 through 1985, Mr. Marquard served in various capacities for American Standard Corp. (and its predecessor, Mosler, Inc.), including as President, Chief Executive Officer and Chairman. He continued to serve as the Chairman of American Standard's Executive Committee until 1988 and later served as its Chairman of the Board from 1989 until March 1992. Mr. Marquard serves as Chairman of the Board of Arkansas Best Corporation and Mosler, Inc. He also serves as a Director of Americold Corporation, Earle M. Jorgensen Co., Earle M. Jorgensen Holding Co., Kelso and Company, and Treadco, Inc.

    JEROLD H. RUBINSTEIN has served as a Director of the Company since June 1994. Mr. Rubinstein has served as the Chairman and Chief Executive Officer of DMX, Inc., a music network using new technologies and new presentations of music listening, from 1986 through 1997. From 1981 to 1987, Mr. Rubinstein was the General Partner at JRC Oil, a Northern Colorado oil-drilling and exploration company, as well as the co-founder and Chairman of Los Angeles-based Bel Air Savings and Loan. From December 1978 until January 1980, he was the Chairman and Chief Executive Officer of United Artists Records, which he had purchased with a partner. From January 1975 until March 1978, he was the Chairman and Chief Executive Officer of the American Broadcasting Company music division. Mr. Rubinstein was also a founder of, and from 1971 to 1975 was a partner in, Segel, Rubinstein & Goldman, a business management firm that handled the financial affairs of a number of prominent members of the entertainment industry. Mr. Rubinstein is currently Chairman of Xtra Music Services, Inc., a provider of digital music throughout Europe, the Middle East and Russia. Mr. Rubinstein is a Director of U.S. Global Investors, Inc., Santa Barbara Bowl Foundation and Laguna Blanca School.

    HOWARD J. MARSH served as Secretary of the Company from its inception through October 1996 and served as a full-time consultant of EKI from 1989 through 1993. Mr. Marsh was appointed a Director of the Company in April 1999. In 1989, Mr. Marsh joined Concrete Technology Corporation as a consultant. Prior to joining the Company, Mr. Marsh served for several years as an attorney and subsequently, as a shareholder and member of the Board of Directors of Parsons, Behle & Latimer. From 1970 to 1973, Mr. Marsh was President of Kona-Post Corporation. From 1960 to 1969, Mr. Marsh served as General Counsel for Harvest Queen Mill & Elevator Co. and affiliated companies and started his own private law practice. Mr. Marsh also served for several years in government service, including service as a Special Agent in the FBI. Mr. Marsh is presently the President of Tippyune, Inc., a family owned corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Executive Committee of the Board of Directors consists of Messrs. Khashoggi, Hodson, McLaughlin and Daoud. The Audit Committee consists of Messrs. Khashoggi, Jones, Rubinstein and Marquard. The Compensation Committee consists of Messrs. Khashoggi, Jones and Rubinstein. The Stock Option Committee is comprised of Messrs. Khashoggi, Jones and Rubinstein. The Conflicts Committee is comprised of Messrs. Jones and Rubinstein. The Company does not have a nominating committee.

    The Executive Committee held three meetings in 1998. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee:

(1) declaring cash or stock dividends or distributions to stockholders of the Company; (2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (5) authorizing or approving the issuance or sale of shares of stock of the Company;
(6) authorizing the Company to perform or make a contract or commitment that is not contemplated by, or that exceeds the applicable amount budgeted under the operating budget or capital budget approved by the Board by certain amounts and
(7) electing or removing officers or directors or members of any committee of the Board of Directors.

    The Compensation Committee held one meeting in 1998. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company; (2) reviewing and commenting upon new executive compensation programs that the Company proposes to adopt; (3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (4) ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) if necessary, hiring a compensation expert to provide independent advice on compensation levels and (7) ensuring that the Company undertakes appropriate planning for management succession and advancement.

    The Audit Committee did not meet in 1998 but did conduct business by unanimous written consent of the members of the committee. The functions of the Audit Committee include: (1) recommending the engagement of an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) reviewing the Auditor's compensation, the proposed terms of its engagement, its independence and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and any significant disputes between management and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit;
(5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements;
(7) reviewing the adequacy of the Company's internal financial controls and (8) if the Company has appointed a Director of Internal Audit, meeting periodically with the individual to evaluate compliance with the foregoing duties.

    The Stock Option Committee held one meeting in 1998. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans;
(2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans; (5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

    The Conflicts Committee held two meetings in 1998. The functions of the Conflicts Committee include: (1) reviewing proposed transactions between the Company and (a) interested directors, (b) a controlling stockholder, (c) the parent of the Company or (d) other similar transactions that involve possible questions of conflicts or self-dealing; (2) reviewing transactions or conduct involving the Company and an "interested" director to determine whether the transaction is on at least as favorable terms to the Company as might be available from other third parties; (3) reviewing the fairness of a transaction having self-dealing elements to determine whether it is reasonably likely to further the Company's business activities; (4) reviewing the fairness of a transaction having self-dealing elements to determine whether the process by which the decision was approved or ratified is fair; (5) ensuring that minority public stockholders that are affected by a proposal receive fair treatment; (6) ensuring that all conflict-of-interest transactions are disclosed in the Company filings with the Securities and Exchange Commission and (7) if necessary, retaining an independent expert to determine the advisability of the Company's entering into a transaction involving a possible conflict of interest and to determine fair terms for such a proposed transaction.

BOARD AND COMMITTEE ATTENDANCE AND COMPENSATION

    In 1998 the Board of Directors held four regular meetings. All directors attended at least 75% of the aggregate of Board and committee meetings (for committees on which each served) held in 1998.

COMPENSATION OF DIRECTORS

    Until recently, the Company had never paid any cash compensation for the directors' services as directors, other than reimbursement for out of pocket expenses incurred in connection with attendance at such meetings. Based on a study conducted by SCA Consulting LLC, the Board recently approved a plan to pay to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for attending regular meetings and $500 for each additional day of committee meetings attended. The annual retainer fee was made retroactive to 1998 for non-employee directors who were directors at fiscal year-end 1998. These non-employee directors have been paid the retainer fee for services rendered in 1998. Messrs. Khashoggi, Jones, Marquard, Rubinstein and Marsh and Ms. Khashoggi are currently considered to be non-employee directors of the Company. Mr. Marsh did not receive the retainer fee for 1998 as his services as a director commenced in 1999.

    The 1995 Stock Incentive Plan, as amended, currently provides that each director elected at an annual meeting of stockholders held on or after January 1, 1996 shall, on the day following the date of such annual meeting, automatically be granted a director option to purchase 5,240 shares of Common Stock. The director option vests and becomes exercisable on the day prior to the next annual meeting of stockholders, if the director is then in office. The exercise price of the options is fixed at the fair market value of the underlying shares on the date of grant. Each individual who served as a director of the Company on the day following the previous Annual Stockholders Meeting received an option to purchase 5,240 shares of the Company's common stock at a price of $15.20 per share, and such options shall vest and become exercisable for each director who continues to serve in such capacity through the day immediately preceding this Annual Meeting.

    Based on a study conducted by SCA Consulting LLC, the Board recently approved an amendment to the Company's 1995 Stock Incentive Plan which provides that each non-employee director who is elected at each annual meeting of stockholders held on or after January 1, 1999, will automatically be granted a director option, effective at the conclusion of such meeting which (i) will immediately vest, (ii) will have a value at the time of grant of $120,000 based on the Black-Scholes option pricing model, (iii) in the case of the grant to be made at the Annual Meeting, will have an exercise price equal to $21.00 per share and (iv) in the case of grants in subsequent years, will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Company's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of grant. In addition, pursuant to the amendment, employee directors will no longer be eligible to receive director options. This proposed amendment is subject to Common Stockholder approval at the Annual Meeting pursuant to Proposal Three contained in this Proxy Statement.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

                                  PROPOSAL TWO
                     RATIFICATION OF SELECTION OF AUDITORS

    Subject to ratification by the Common Stockholders, the Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent auditors since the Company's formation in November 1992. Deloitte & Touche LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries, and that it has had, since the Company's organization, no connection with the Company or any of its affiliates other than as independent auditors and related activities.

    The financial statements of the Company for the period ended December 31, 1998, and report of the auditors thereon, will be presented at the Annual Meeting. Deloitte & Touche LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions. In addition, Deloitte & Touche has issued its report, included in the Company's Annual Report on Form 10-K, on the financial statements of the Company for the fiscal year ended December 31, 1998.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of April 2, 1999, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director and director nominee of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

                                                                                            PERCENTAGE OF SHARES
                                                                                                     OF
                                                                       NUMBER OF SHARES OF      COMMON STOCK
NAME AND ADDRESS (1)                                                      COMMON STOCK           OUTSTANDING
---------------------------------------------------------------------  -------------------  ---------------------
Essam Khashoggi (2) (3)..............................................        73,346,719                73.3%
Simon K. Hodson (3)..................................................            20,960                   *
William F. McLaughlin (4)............................................            50,000                   *
John Daoud (5).......................................................            72,160                   *
Ellis B. Jones (6)...................................................            21,320                   *
Layla Khashoggi (3)..................................................            20,960                   *
William A. Marquard (3)..............................................            50,891                   *
Jerold H. Rubinstein (3).............................................            20,960                   *
Howard J. Marsh......................................................                 0                   0
William F. Spengler (7)..............................................            25,000                   *
D. Scott Houston (8).................................................           231,084                   *
Vincent J. Truant (9)................................................            18,750                   *
Richard Hulme (10)...................................................           262,000                   *
Directors and Executive Officers as a group (12 persons).............        73,909,720                73.9%
E. Khashoggi Industries, LLC.........................................        63,745,035                63.7%

------------------------

* Indicates ownership of less than 1%.

(1) The address of all individuals, entities and shareholder groups listed in the table is c/o EarthShell Corporation, 111 S. Calvert Street, Suite 1950, Baltimore, MD.

(2) Includes 63,745,035 shares held by E. Khashoggi Industries, LLC ("EKI"), of which Mr. Khashoggi is the controlling owner. Also includes 9,601,684 shares held by other entities, including Concrete Technology Corporation ("CTC"), in which Mr. Khashoggi also has a controlling ownership interest. Mr. Khashoggi has sole voting and dispositive power with respect to all such 73,346,719 shares and is therefore deemed to be the beneficial owner of such shares.

(3) Represents options to purchase 20,960 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable. For Mr. Hodson, does not include any of the shares held by EKI or the 810,366 shares held by CTC, in each of which Mr. Hodson holds a minority ownership interest.

(4) Represents options to purchase 50,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are exercisable within 60 days of April 23, 1999. The exercise price of all options granted to Mr. McLaughlin is $21.00 per share.

(5) Represents options to purchase 25,000 shares of Common Stock issued to Mr. Daoud in his capacity as an officer of EKI and options to purchase 47,160 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable immediately.

(6) Includes options to purchase 15,720 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(7) Represents options to purchase 25,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are exercisable within 60 days of April 23, 1999. The exercise price of all options granted to Mr. Spengler is $21.00 per share.

(8) Represents options to purchase 137,550 shares of Common Stock issued under the 1994 Stock Option Plan and options to purchase 93,534 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(9) Represents options to purchase 18,750 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are exercisable within 60 days of April 23, 1999. The exercise price of all options granted to Mr. Truant is $21.00 per share.

(10) Represents options to purchase 262,000 shares of Common Stock issued under the 1994 Stock Option Plan, which are fully vested and exercisable.

                               EXECUTIVE OFFICERS

    The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

                                                                                                                       OFFICER
NAME                                                    AGE                           POSITION                          SINCE
--------------------------------------------------      ---      --------------------------------------------------  -----------

Simon K. Hodson (1)...............................          44   Chief Executive Officer and Vice Chairman of the          1992
                                                                 Board

William F. McLaughlin (1).........................          50   President, Chief Operating Officer and Director           1998

William F. Spengler...............................          44   Chief Financial Officer and Senior Vice President         1998

D. Scott Houston..................................          44   Senior Vice President of Corporate Planning and           1992
                                                                 Assistant Secretary

Vincent J. Truant.................................          51   Vice President, Marketing, Environmental Affairs          1998
                                                                 and Public Relations

Michael M. Hagerty................................          53   Vice President and Chief Technology Officer               1998

John Daoud........................................          63   Secretary and Director                                    1992

------------------------

(1) Mr. Hodson will serve as Chief Executive Officer of the Company until the commencement of the Annual Meeting. Pursuant to a resolution adopted by the Board of Directors at a Board meeting held on February 4-5, 1999, the Board appointed Mr. McLaughlin to serve as the Chief Executive Officer of the Company effective upon the commencement of the Annual Meeting. Mr. Hodson will remain actively involved on the Board of Directors as Vice Chairman and a member of the Executive Committee, and as the Company's senior science officer. He will continue to play a key leadership role in ensuring the successful ramp-up of the Company's first production facility. In addition, as President of E. Khashoggi Industries, LLC, the Company's parent company and primary resource for scientific and technical services, he will be directly involved in the commercial development of the next tier of the Company's products and manufacturing technology.

    The following is a biographical summary of the experience of the executive officers (other than those officers who are also directors) of the Company.

    WILLIAM F. SPENGLER served as Senior Vice President of Corporate Planning and Business Development from April 1998 until January 1999 when he assumed his position as Senior Vice President and Chief Financial Officer of the Company. From 1997 to April 1998, Mr. Spengler was the Chief Financial Officer of Sweetheart Cup Company Inc. ("Sweetheart"). Prior to joining Sweetheart, Mr. Spengler was the Vice President of Finance for three divisions of Black & Decker--International, Worldwide Accessories and North American Power Tools. Prior to joining Black & Decker, Mr. Spengler held significant positions in finance, planning and business development in the international operations of Bristol-Myers Squibb.

    MICHAEL M. HAGERTY has served as Vice President and Chief Technology Officer of the Company, including manufacturing process development, new product development and construction management, since July 1998. Prior to joining the Company, Mr. Hagerty was Chief Executive Officer of Easco Corporation from 1993 to 1996. From 1996 to June 1998, Mr. Hagerty was involved in management consulting, venture capital and business acquisitions. Prior to this, Mr. Hagerty worked for seventeen years in production and operations management with Martin Marietta Corporation.

    VINCENT J. TRUANT has served as Vice President, Marketing, Environmental Affairs and Public Relations for the Company since May 1998. During a prior 14-year tenure at Sweetheart, Mr. Truant most recently served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiaries. Before joining Philip Morris Inc., Mr. Truant held key marketing and sales positions with both Miller Brewing Company and Eli Lilly & Company.

    D. SCOTT HOUSTON has served as Senior Vice President of Corporate Planning and Assistant Secretary for the Company since January 1999. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer of the Company. From August 1986 until joining the Company, he served EKI and its affiliates in various positions, including as Chief Financial Officer and Vice President of CTC from 1986 to 1990. Prior to August 1986, Mr. Houston operated Houston & Associates, a consulting firm working with start-up and troubled companies. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the Chief Executive Officer of the Company and each of the executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during such period.

                                                                                                            LONG TERM
                                                                                                          COMPENSATION
                                                                                                       -------------------
                                                                                                             AWARDS
                                                                     ANNUAL COMPENSATION               -------------------
                                                         --------------------------------------------      SECURITIES
                                     FISCAL YEAR ENDED                                 OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION             DECEMBER 31       SALARY($)*     BONUS($)    COMPENSATION ($)      OPTIONS(#)
----------------------------------  -------------------  ------------  ------------  ----------------  -------------------

Simon K. Hodson...................
  Chief Executive Officer                     1998       $  520,834(2) $  500,000(4)    $    625(5)         $      --
  and Vice Chairman                           1997          125,000(3)           --       28,745(6)            15,720
  of the Board (1)                            1996                 --            --             --                 --

William F. McLaughlin.............            1998          323,922(7)           --             --            200,000
  President, Chief Operating                  1997                 --            --             --                 --
  Officer and Director (1)                    1996                 --            --             --                 --

William F. Spengler...............            1998          252,414(8)           --             --            100,000
Senior Vice President and                     1997                 --            --             --                 --
  Chief Financial Officer                     1996                 --            --             --                 --

D. Scott Houston..................
  Senior Vice President of                    1998            254,167       180,000        1,050(5)                --
  Corporate Planning and                      1997            180,000            --             --                 --
  Assistant Secretary                         1996            180,000            --             --            124,450

Vincent J. Truant.................
  Vice President, Marketing,                  1998          150,000(9)       50,000        1,125(5)            75,000
  Environmental Affairs and                   1997                 --            --             --                 --
  Public Relations                            1996                 --            --             --                 --

Richard Hulme (10)................
  Former Executive Vice                       1998       $    229,167            --             --                 --
  President and                               1997            220,000            --             --                 --
  Chief Operating Officer                     1996            220,000            --             --                 --

------------------------

* The Company provides various perquisites to its executives which are not disclosed in accordance with SEC regulations because the value of such perquisites is less than 10% of the executive's salary.

(1) Mr. Hodson will serve as Chief Executive Officer of the Company until the commencement of the Annual Meeting. Pursuant to a resolution adopted by the Board of Directors at a Board meeting held on February 4-5, 1999, Mr. McLaughlin was appointed to serve as the Chief Executive Officer effective upon the commencement of the Annual Meeting.

(2) The $20,834 paid to Mr. Hodson in 1998 over and above his $500,000 annual salary, resulted from a change in the Company's payroll providers and a related change in the timing of salary payments.

(3) Mr. Hodson was an employee of and was paid a salary by EKI until October 1, 1997 when Mr. Hodson entered into an employment agreement with the Company. Mr. Hodson did not receive any compensation directly from the Company from its inception in November 1992 through the first nine months of 1997 and this amount is the actual amount that the Company paid Mr. Hodson in 1997.

(4) Represents the only bonus ever paid to Mr. Hodson by the Company since its inception.

(5) Reflects payments under the Company's 401(k) plan.

(6) Reflects the Company's assumption of the remaining principal balance for an automobile loan on Mr. Hodson's behalf.

(7) Reflects actual compensation paid to Mr. McLaughlin from the commencement of his employment with the Company on April 13, 1998 through December 31, 1998. Mr. McLaughlin's annual salary is $450,000.

(8) Reflects actual compensation paid to Mr. Spengler from the commencement of his employment with the Company on April 20, 1998 through December 31, 1998. Mr. Spengler's annual salary is $360,000.

(9) Reflects actual compensation paid to Mr. Truant from the commencement of his employment with the Company on May 1, 1998 through December 31, 1998. Mr. Truant's annual salary is $225,000.

(10) Mr. Hulme was replaced as Chief Operating Officer by action of the Board of Directors on May 19, 1998 when the Board appointed Mr. McLaughlin to serve as Chief Operating Officer. Mr. Hulme resigned as an executive officer of the Company effective as of July 1, 1998. On March 2, 1999, Mr. Hulme resigned as an employee of the Company, effective as of June 30, 1999.

STOCK OPTION GRANTS IN 1998

    The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 1998 to the Chief Executive Officer and Named Executive Officers, excluding options granted in the officer's capacity as a director of the Company.

                                                                                             POTENTIAL REALIZABLE VALUE
                                                 INDIVIDUAL GRANTS                                       AT
                         ------------------------------------------------------------------    ASSUMED RATES OF STOCK
                            NUMBER OF         % OF TOTAL                                      APPRECIATION FOR OPTION
                             SHARES         OPTIONS GRANTED                                           TERM (1)
                           UNDERLYING       TO EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   --------------------------
NAME                     OPTIONS GRANTED       1998 (2)          (PER SHARE)       DATE           5%           10%
-----------------------  ---------------  -------------------  ---------------  -----------  ------------  ------------

Simon Hodson...........            --                 --          $      --             --   $         --  $         --

William F.
  McLaughlin...........       200,000               32.3              21.00        5/19/08             --     2,567,604

William F. Spengler....       100,000               16.1              21.00        5/19/08             --     1,283,802

D. Scott Houston.......            --                 --                 --             --             --            --

Vincent J. Truant......        75,000               12.1              21.00        5/19/08             --       962,851

Richard Hulme..........            --                 --                 --             --             --            --

------------------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company used the market price of the Common Stock on the date of grant to compute the potential realizable values. The market price on the date of grant was

    $12.50 per share for Messrs. McLaughlin, Spengler and Truant. Each of the options listed in the table is presently out-of-the-money.

(2) Excludes options to acquire 50,000 shares which were granted in 1998 but which have already expired due to the optionee resigning before they vested.

AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

    The following table sets forth for the Chief Executive Officer and the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING            VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT             IN-THE-
                                                                          FISCAL             MONEY OPTIONS AT FISCAL
                                   SHARES                             YEAR END 1998             YEAR END 1998(1)
                                 ACQUIRED ON         VALUE      --------------------------  -------------------------
NAME AND PRINCIPAL POSITION       EXERCISE         REALIZED     UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE  EXERCISABLE
----------------------------  -----------------  -------------  -------------  -----------  -------------  ----------

Simon Hodson................             --               --              --       20,960    $        --   $   22,584

William F. McLaughlin.......             --               --         200,000           --             --           --

William F. Spengler.........             --               --         100,000           --             --           --

D. Scott Houston............             --               --          62,094      199,906        267,625    1,385,660

Vincent Truant..............             --               --          75,000           --             --           --

Richard Hulme...............             --               --              --      262,000             --    2,127,440

------------------------

(1) The closing price of the Common Stock on the NASDAQ Market on December 31, 1998 was $11.94.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    Simon Hodson entered into an employment agreement with the Company that expires on September 30, 1999, subject to the Company's option to extend the agreement for an additional one-year term. The agreement provides for an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. Mr. Hodson may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Compensation Committee of the Board of Directors and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Hodson may be terminated at any time with or without cause upon written notice.

    D. Scott Houston entered into an employment agreement with the Company effective October 15, 1993. Mr. Houston's employment agreement provides for an annual salary of $180,000, subject to annual review and increase at the discretion of the Board of Directors. The Board of Directors increased Mr. Houston's annual salary to $280,000, effective May 13, 1998. Mr. Houston's employment agreement provides that his employment is "at will" at the discretion of the Company, and that he may be terminated at any time with or without cause, upon thirty (30) days written notice.

    William F. McLaughlin entered into an employment agreement with the Company with a commencement date of April 13, 1998. The agreement provides for an annual salary of $450,000 and options to acquire 200,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Mr. McLaughlin may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Compensation Committee of the Board of Directors and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. McLaughlin may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. McLaughlin's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

    William F. Spengler entered into an employment agreement with the Company with a commencement date of April 13, 1998. The agreement provides for an annual salary of $360,000 and options to acquire 100,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Mr. Spengler may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Spengler and the Company, as determined by Mr. Spengler and the Compensation Committee of the Board of Directors and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Spengler may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. Spengler's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

    Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. The agreement provides for an annual salary of $225,000 and options to acquire 75,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Pursuant to the agreement, Mr. Truant received a $50,000 signing bonus. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Truant and the Company, as determined by Mr. Truant and the Compensation Committee of the Board of Directors and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Truant may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

    Richard Hulme entered into a Separation and General Release Agreement dated March 2, 1999 pursuant to which Mr. Hulme resigned his employment with the Company, effective June 30, 1999. The agreement provides that Mr. Hulme will continue to provide such services as are requested by the Company, and to be paid his base salary at its current rate, until the effective date. The agreement also provides that Mr. Hulme will not receive any severance or termination pay or similar compensation from the Company as a result of the termination of his employment. Pursuant to the agreement, Mr. Hulme must exercise his options to acquire 262,000 shares of the Company's Common Stock, all of which are 100% vested, no later than three months following the termination of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All decisions relating to executive compensation during 1998 were made by the Company's Compensation Committee, which was comprised of Messrs. Khashoggi, Jones and Rubinstein. None of the members were officers of the Company in 1998. Mr. Khashoggi is the controlling shareholder in EKI, the Company's principal stockholder with which the Company has certain relationships and related transactions described below. EKI owns a 63.7% beneficial ownership interest in the Company.

    LICENSE AGREEMENT AND PATENT ALLOCATION AGREEMENT

    Pursuant to an Amended and Restated License Agreement between the Company and EKI (the "License Agreement"), the Company has been granted a world-wide, exclusive, royalty-free license to utilize and sublicense others to utilize EKI's propriety technology in manufacturing, selling, and otherwise commercially developing EarthShell foodservice disposables. The License Agreement grants the Company exclusive rights to issued patents, pending patents and trade secrets to the extent that they relate to foodservice disposables produced from inorganic-based materials. The Company also has certain business, reporting, indemnification and confidentiality obligations under the License Agreement.

    The Company and EKI entered into an Amended and Restated Agreement for Allocation of Patent Costs (the "Patent Agreement"), effective October 1, 1997, which supersedes certain provisions of the License Agreement and the Agreement for Allocation of Patent Costs between the Company and EKI (the "Prior Patent Agreement"), which terminated on September 30, 1997. Under the Patent Agreement, until September 30, 1999, the Company will pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with patents and patent applications that are directly related to foodservice disposables. After September 30, 1999, the Company will pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with technology that primarily benefits the foodservice disposable applications licensed to the Company (as compared with applications of such patents and patent applications outside the foodservice disposables field of use). EKI will pay for all other patent related costs. EKI and the Company will review, on a biennial basis, the comparative benefits of each existing patent and patent application to determine whether the foodservice disposables licensed to the Company derive the principal benefits from the patent or patent application in question and will allocate the associated patent costs for the ensuing two-year period accordingly. No party will have the right to be reimbursed for any costs following notification in writing by the other party that it does not desire to incur such costs. Under the Patent Agreement, the Company paid legal fees amounting to $485,670 in 1998.

    On February 16, 1998, EKI entered into a patent purchase agreement with a third party for the purchase of certain technology that is applicable to starch-based disposable packaging. Pursuant to the terms of the License Agreement, EKI is licensing such technology to the Company. In connection with this purchase, the Company entered an agreement to pay to EKI (for payment to the seller of the technology) $3.5 million on or about December 31, 2003. The Company's obligation will be reduced by 5% of the purchase price of any equipment purchased by EKI, the Company or its licensees or joint ventures from the seller of the technology. In addition, the Company is required to pay $3 million over the five year period commencing January 1, 2004 if EKI, the Company or the Company's licensees or joint ventures have not purchased, by December 31, 2003, at least $35 million of equipment from the seller of the technology and EKI, the Company or the Company's licensees or joint ventures actively use the purchased technology.

    TECHNICAL SERVICES AGREEMENT

    In addition to the License Agreement and the Patent Agreement, effective October 1, 1997, the Company and EKI entered into an Amended and Restated Technical Services Agreement (the "Technical Services Agreement") which superseded the prior technical services agreement (the "Prior Technical Services Agreement") that was entered into between the Company and EKI on July 1, 1994 and which terminated on September 30, 1997. Pursuant to the Technical Services Agreement, which expires on December 31, 2002, the Company has a first priority right to the services of certain EKI technical personnel for technical services specifically requested by the Company based on established hourly billing rates and the Company reimburses EKI for out-of-pocket expenses related to specific research projects. The hourly billing rates have been compared to a market rate study prepared by an independent third party provider of similar services and are within the range of average market rates for each job classification. In addition, the Technical Services Agreement extends the sublease of the Company's office space in Santa Barbara, comprising approximately 1,600 square feet, through March 31, 2001, subject to the right of the Company to terminate the sublease on 30 days' written notice. In 1998, The Company paid or accrued $8.9 million in costs for services performed under the Technical Services Agreement and $67,200 in sublease payments.

    REGISTRATION RIGHTS

    As additional consideration for EKI's services under the Prior Technical Services Agreement, the Company entered into a Registration Rights Agreement with EKI (the "Registration Rights Agreement"). The Registration Rights Agreement provides certain registration rights for the 82,530,000 shares of Common Stock originally issued to EKI (whether held by EKI or subsequent transferees). The Company is also obligated, following the date one year after the consummation of the initial public offering, to prepare and keep in place (at the Company's expense) a Registration Statement on Form S-3 covering certain shares of Common Stock currently held by EKI which will be issued upon the exercise of options to be granted by EKI to its employees and consultants.

    The Registration Rights Agreement grants two "piggyback" registration rights for offerings of Common Stock by the Company (subject to cutback provisions for the registration rights of other holders of Common Stock) and the right to participate in one demand registration upon a request by the holders of 20,632,500 shares of Common Stock originally issued to EKI, some of which shares have been transferred to other holders. The holders of such shares will be responsible, on a pro-rata basis, for most of the expenses relating to the exercise of the demand registration right and a portion of the expenses relating to the exercise of their piggyback registration rights.

    INDEBTEDNESS OWED TO EKI

    Subsequent to December 31, 1994, and up to the time of the Company's public offering in March 1998, the Company's operations were primarily funded with loans from, and accounts payable owed to, EKI. As of December 31, 1997, the indebtedness owed to EKI totaled $33.3 million, including a note payable in the amount of $32.1 million, $636,068 in accrued interest and $622,090 in accrued payables under the Prior Patent Agreement and Prior Technical Services Agreement. The Company repaid the note payable plus accrued interest to EKI from the proceeds of its initial public offering in March 1998. As of December 31, 1998, the indebtedness owed by the Company to EKI totaled $1,181,300 under the Technical Services Agreement and the Patent Allocation Agreement.

    GUARANTEES OF CREDIT

    EKI, Mr. Khashoggi and a trust controlled by Mr. Khashoggi, guaranteed the borrowings under a $14.0 million line of credit provided by Imperial Bank to the Company. None of the guarantors received any compensation or other consideration for their guaranties. The Imperial Bank credit facility was repaid in full upon consummation of the Company's initial public offering in March 1998 and the guaranty was released.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 1998 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the officers that are named in the compensation tables.

COMPENSATION COMMITTEE CHARTER

    The Committee is charged with the following responsibilities:

    - reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company

    - reviewing and commenting on new executive compensation programs that the Company proposes to adopt

    - periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance

    - ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders

    - participating in the preparation of certain portions of the Company's annual proxy statement

    - if necessary, hiring a compensation expert to provide independent advice on compensation levels

    - ensuring that the Company undertakes appropriate planning for management succession and advancement

COMPENSATION PHILOSOPHY

    The primary objective of the Company's executive compensation program is to help the Company to achieve its strategic business objectives and to create value for the Company's stockholders by attracting, motivating and retaining highly qualified employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The compensation program strives to align compensation methods with stockholder interests to achieve desired results and, above all, to pay for performance.

COMPENSATION COMPONENTS

    The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers the executive's overall value to the Company including past and expected contributions by the officer to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

    Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee will reference this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

    BASE SALARY. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will rely more heavily on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

    Pursuant to an employment agreement effective October 15, 1993, Mr. D. Scott Houston, Senior Vice President of Corporate Planning and Assistant Secretary, received base compensation of $254,167, reflecting the effects of his mid-year base salary increase from $180,000 to $280,000. The Company also entered into four new employment agreements, effective March 23, 1998 through July 22, 1998, with Mr. William McLaughlin, President and Chief Operating Officer, Mr. William Spengler, Senior Vice President and Chief Financial Officer, Mr. Vincent Truant, Vice President, Marketing, Environmental Affairs and Public Relations and Mr. Michael Hagerty, Vice President and Chief Technology Officer. Messrs. McLaughlin, Mr. Spengler, Truant and Hagerty received base compensation of $323,922, $252,414, $150,000 and $141,684, respectively, for the portion of the year that each of them was employed by the Company in 1998, reflecting that portion of their respective base salaries of $450,000, $360,000, $225,000 and $250,000.

    Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon its assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. Based on the annual review of the Compensation Committee of the Board of Directors, Mr. Houston was granted a base salary increase of 56% from $180,000 to $280,000, effective May 13, 1998. Mr. Houston had not had a salary increase since 1995. This increase brought his base salary in line with the mid-point of the Company's compensation peer group for chief financial officers. Mr. Hagerty was granted a base salary increase of 20% from $250,000 to $300,000, effective January 1, 1999, consistent with the terms agreed to at the time he was hired.

    BONUS. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which shall be determined in the sole discretion of the Compensation Committee.

    Based on the annual review of the Compensation Committee, on March 16, 1999 the Committee granted bonuses to only those executive officers who had completed a full year of service with the Company, Messrs. Hodson, Houston and Daoud. Mr. Hodson was granted a bonus of $500,000, Mr. Houston was granted a bonus of $180,000 and Mr. Daoud was granted a bonus of $150,000.

    During 1999, the Compensation Committee will meet to consider implementing a more formal incentive program based on the accomplishment by the management team of milestones tied to the 1999 strategic plan and operating budgets.

    STOCK OPTIONS. The Company believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with shareholder interests. The Stock Option Committee, comprised of members of the Board of Directors, may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan. In 1998, options to acquire 200,000, 100,000, 75,000 and 100,000 shares of the Company's Common Stock were granted to Messrs. McLaughlin, Spengler, Truant and Hagerty, respectively, at an exercise price of $21.00 per share which equals the price at which the Company's stock was sold to the public in its initial public offering.

    The Stock Option Committee is currently contemplating various methods to provide additional incentives to management and employees of the Company, including granting additional stock options. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amount of prior grants.

SPECIAL COMPENSATION TO CHIEF EXECUTIVE OFFICER IN 1998

    Pursuant to an employment agreement effective October 15, 1997, Mr. Simon Hodson, the Company's Chief Executive Officer, received base compensation of $520,834 during 1998. In addition, based on the annual review of the Compensation Committee of the Board of Directors, Mr. Hodson was granted a bonus of $500,000 which was paid in 1999.

    Mr. Hodson's base salary was initially established by the Board of Directors prior to the formation of the Compensation Committee. It was based on the Board's assessment that Mr. Hodson was uniquely qualified to lead the Company through its early development stages. The Board determined that his vision for the Company, both from a technical and business viewpoint, would be pivotal to bringing the Company to the verge of commercializing its first product lines. The bonus granted to Mr. Hodson in 1999 was due to the Company's successful completion of a number of key milestones including:

    - completion of the commercial prototype of the Company's initial product

    - design of the initial commercial production facility

    - completion of a net $206 million initial public offering to fund the Company's next stage of development

    - assembling additional key executives to manage the next stage of commercialization

    - construction of the first commercial manufacturing facility

    A founder of the Company and co-innovator of the technology, Mr. Hodson has been a driving force in making the Company--as a corporation and as a new packaging concept--a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development.

    In keeping with the Company's initial plans, and pursuant to a resolution adopted by the Board, Mr. Hodson will pass on his responsibilities as Chief Executive Officer of the Company to William F. McLaughlin at the Annual Meeting. Mr. Hodson will remain actively involved on the Board of Directors as Vice Chairman and a member of the Executive Committee and as the Company's senior science officer. He will continue to play a key leadership role in ensuring the successful ramp-up of the Company's first production facility. In addition, as President of E. Khashoggi Industries, LLC, the Company's parent company and primary resource for scientific and technical services, he will be directly involved in the commercial development of the next tier of the Company's products and manufacturing technology.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 1998 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.

                                          SUBMITTED BY THE COMPANY'S
                                          COMPENSATION COMMITTEE

                                          Essam Khashoggi
                                          Ellis B. Jones
                                          Jerold H. Rubinstein

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total return of the Company, the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group (USA). The measurement period for the comparison of the cumulative total return is from March 24, 1998, the first day of trading of the Common Stock on the National Association of Securities Dealers Automated Quotation System National Market (the "NASDAQ Market"), to December 31, 1998. The comparison assumes $100 was invested on March 24, 1998 in the Company's Common Stock and the foregoing index and assumes reinvestment of dividends before consideration of income taxes.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                              SINCE MARCH 24, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            EarthShell    S&P 500    Dow Jones
                 Index      Index          CTR
3/24/98            100        100          100
4/30/98             62        101           98
5/31/98             48         99           97
6/30/98             41        103           87
7/31/98             37        102           83
8/31/98             23         87           68
9/30/98             31         93           61
10/31/98            39        100           70
11/30/98            58        106           76
12/31/98            51        112           77

    The stock performance depicted in the above graph is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act of 1933 or Exchange Act.

                                 PROPOSAL THREE
                         APPROVAL OF AMENDMENTS TO THE
                           1995 STOCK INCENTIVE PLAN

    The stockholders are asked to consider and vote to approve amendments to the Company's 1995 Stock Incentive Plan (the "1995 Plan"), as set forth in the proposed Third Amendment and Fourth Amendment to the 1995 Stock Incentive Plan of EarthShell Container Corporation (the "Third Amendment" and "Fourth Amendment," respectively) attached hereto as part of Appendix A.

    The Company has utilized stock options granted pursuant to the 1995 Plan, and pursuant to the 1994 Stock Option Plan (the "1994 Plan"), to attract, retain and motivate its employees, directors and consultants by providing for or increasing their proprietary interests in the Company. Under the 1994 Plan, every employee and consultant of the Company, or any of its subsidiaries, was eligible to be considered for the grant of awards. The 1994 Plan authorized the Stock Option Committee to award Incentive Stock Options ("ISOs") and nonqualified stock options to employees. Awards may not be granted under the 1994 Plan on or after the tenth anniversary of its adoption. Options to acquire 666,790 shares of the Company's Common Stock were granted under the 1994 Plan.

    The 1995 Plan effectively superseded the 1994 Plan for options issued on or after the date of the 1995 Plan's adoption on November 27, 1995. As of April 2, 1999, 2,848,880 shares of the Common Stock remained available for issuance under the 1995 Plan. All of the awards outstanding under the 1995 Plan are stock options which are not transferable except in limited circumstances. The Company does not have any other stock-based incentive compensation plan in which its employees, directors or consultants are eligible to participate.

    On February 4-5, 1999, the Board of Directors approved a Third Amendment to the 1995 Plan, subject to the approval of the stockholders at the Annual Meeting, to (i) increase the aggregate number of shares available for ISOs under the 1995 Plan from 4,585,000 to 10,000,000, (ii) increase the aggregate number of shares of Common Stock subject to awards granted during any calendar year to any one employee (including the number of shares involved in awards having a value derived from the value of the Common Stock) from 393,000 to 500,000, (iii) increase the number of shares available for awards (including all ISOs) under the 1995 Plan from 4,585,000 to 10,000,000, (iv) provide that the exercise price of any awards granted under the Plan shall not be less than the fair market value of the securities underlying the award on the date of grant and (v) change the name of the 1995 Plan to reflect the previously adopted change in the Company's name.

    On March 16, 1999, the Board of Directors approved a Fourth Amendment to the 1995 Plan, subject to the approval of the stockholders at the Annual Meeting, to provide that each non-employee director who is elected at each annual meeting of stockholders held on or after January 1, 1999, will automatically be granted a director option ("Director Option"), effective at the conclusion of such meeting which (i) will immediately vest, (ii) will have a value at the time of grant of $120,000 based on the Black-Scholes option pricing model, (iii) in the case of the grant to be made at the Annual Meeting, will have an exercise price equal to $21.00 per share and (iv) in the case of grants in subsequent years, will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Company's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of grant. In addition, pursuant to the Fourth Amendment, employee directors will no longer be entitled to receive Director Options.

SUMMARY OF THE 1995 PLAN

    The following description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan, the previous two amendments to the 1995 Plan and the proposed Third and Fourth Amendments to the 1995 Plan being submitted to the stockholders for approval at the Annual Meeting, a copy of each of which is attached as part of Appendix A.

    The purpose of the 1995 Plan is to enable the Company to attract, retain and motivate its employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company and to enable the Company to attract, retain and motivate its non-employee directors and further align their interests with those of the Company's stockholders by providing for or increasing the proprietary interest of such directors in the Company.

    Any person who is an employee of or consultant to the Company or any of its subsidiaries, including any director who is also such an employee, is eligible to be considered for the grant of awards under the 1995 Plan. The 1995 Plan also currently provides for the automatic grant of options to both employee directors and non-employee directors of the Company. The proposed Fourth Amendment amends the 1995 Plan to provide for the automatic grant of options only to non-employee directors of the Company as described below.

    As of April 2, 1999, approximately 16 employees (including three employee directors) and five non-employee directors were participating in the 1995 Plan.

    The maximum number of shares of Common Stock that may currently be issued pursuant to all awards (including ISOs) granted under the 1995 Plan is 4,585,000, subject to certain anti-dilution adjustments. The maximum number of shares of Common Stock that may currently be issued pursuant to ISOs granted under the 1995 Plan is also 4,580,000. Under the proposed Third Amendment to the 1995 Plan, the maximum number of shares that may be issued pursuant to awards (including ISOs) granted under the 1995 Plan is 10,000,000, and the maximum number of shares of Common Stock that may be issued pursuant to ISOs is 10,000,000.

    No employee may currently be granted awards under the 1995 Plan with respect to more than 393,000 shares of Common Stock during any calendar year, subject to certain anti-dilution adjustments. Under the proposed Third Amendment to the 1995 Plan, employees will be entitled to be granted awards with respect to no more than 500,000 shares of Common Stock during any calendar year. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to awards under the 1995 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, all directors are currently entitled to receive automatic option grants to purchase 5,240 shares of Common Stock on an annual basis. The proposed Fourth Amendment limits the automatic grant of Director Options to only non-employee directors of the Company.

    The anti-dilution provisions of the 1995 Plan generally provide for adjustments to the number of shares issuable pursuant to awards if the outstanding securities subject to the 1995 Plan increases or decreases as a result of certain events including, but not limited to, reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend or other distribution.

    The anti-dilution provisions of the 1995 Plan also generally provide that no adjustment shall be made under the provisions of the 1995 Plan to the extent such adjustment would cause ISOs issued or issuable under the 1995 Plan to be treated as other than ISOs, or to the extent that the Stock Option Committee determines that such adjustment would result in the disallowance of federal income tax deduction for compensation attributable to awards under the 1995 Plan by causing such compensation to be treated as other than "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Awards may not be granted under the 1995 Plan on or after the tenth anniversary of its adoption.

    The 1995 Plan currently does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable pursuant to the 1995 Plan, during the term of the 1995 Plan and awards granted thereunder, is currently equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of non-statutory options, will generally be the date of exercise of the options). Awards may be issued under the 1995 Plan for any lawful consideration including services rendered by the recipient of such award. Any exercise price or other consideration payable in respect of any awards currently made under the 1995 Plan are to be determined by the Stock Option Committee and included in the terms of such award. The proposed Fourth Amendment to the 1995 Plan, however, amends the 1995 Plan for Director Options, to provide that Director Options will be granted to only non-employee directors at annual meetings of stockholders held on or after January 1, 1999. The proposed Fourth Amendment further provides that, in the case of grants made at the Annual Meeting, the grants will have an exercise price equal to $21.00 per share and, in the case of grants in subsequent years, the grants will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Company's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of grant.

    Subject to the provisions of the 1995 Plan, the Stock Option Committee is authorized and empowered to administer the 1995 Plan, including, without limitation: (i) adopting, amending and rescinding rules and regulations relating to the 1995 Plan; (ii) determining which persons may participate in the 1995 Plan and to which of such participants, if any, awards shall be granted under the 1995 Plan; (iii) granting awards to participants and determining the terms and conditions of awards granted under the 1995 Plan, including the number of shares of Common Stock issuable pursuant thereto; (iv) determining, with certain exceptions, the terms and conditions of the Director Options that are automatically granted under the 1995 Plan; (v) determining whether, and the extent to which, anti-dilution adjustments are required and (vi) interpreting and construing the 1995 Plan and the terms and conditions of any awards granted under the 1995 Plan.

    The 1995 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under
Section 401(a) of the Code.

    The Stock Option Committee is authorized to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (i) Common Stock or (ii) a derivative security with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock. Awards under the 1995 Plan are not restricted to any specified form or structure and may include arrangements such as sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. Any stock options granted to an employee may be an ISO or a nonqualified stock option ("Nonqualified Stock Option").

    Shares of Common Stock may be issued pursuant to an award for any lawful consideration as determined by the Stock Option Committee, including, without limitation, services rendered by the recipient of such award. The recipient of an award, including directors or officers of the Company, may pay all or part of the purchase price of the shares or other property issuable pursuant to an award, or such recipient's tax withholding obligation with respect to such issuance, by (a) delivering cash, (b) delivering other property deemed acceptable by the Stock Option Committee, (c) delivering previously owned shares of capital stock of the Company or other property, provided such shares have been owned by the Company for at least six months or (d) delivering a promissory note, the terms and conditions of which will be determined by the Stock Option Committee.

    An award may include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change in control of the Company (as defined by the Stock Option Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or other significant corporate transaction described in the 1995 Plan.

    The 1995 Plan provides that each person who becomes a Director of the Company shall automatically be granted a Director Option to purchase 5,240 shares of Common Stock upon becoming a Director. In addition, the 1995 Plan authorizes the grant of a Director Option to purchase 5,240 shares of Common

Stock the day following the date of each annual meeting of stockholders at which the Directors of the Company are elected. Each Director Option granted pursuant to the 1995 Plan on or after January 1, 1996 currently vests and becomes exercisable on the day immediately preceding the next annual meeting of stockholders, if the Director is then in office. The proposed Fourth Amendment to the 1995 Plan discussed below provides that Director Options will be granted only to non-employee directors and will vest and be exercisable immediately upon grant.

    A Director Option granted under the 1995 Plan after the Company's initial public offering currently has an exercise price equal to the greater of (i) the Fair Market Value (as defined in the 1995 Plan) of the underlying shares subject to such option on the date of its grant or (ii) the aggregate par value of such shares of Common Stock on such date. The proposed Fourth Amendment to the 1995 Plan discussed below provides that, in the case of grants to be made at the Annual Meeting, the Director Options will have an exercise price of $21.00 per share and, in the case of grants in subsequent years, the Director Options will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Company's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of grant. Payment of the exercise price of any Director Option shall be made in cash or, under certain circumstances and at the discretion of the Stock Option Committee, in whole or in part, with shares of Common Stock that have been owned for at least six months.

    Each Director Option granted under the 1995 Plan expires upon the first to occur of the following: (i) the first anniversary of the date upon which the optionee ceases to be a Director as a result of death or total disability; (ii) the 90th day after the date upon which the optionee ceases to be a Director for any reason other than death or total disability or (iii) the fifth anniversary of the date of grant of such Director Option.

    All outstanding Director Options theretofore granted under this 1995 Plan terminate upon the first to occur of the following: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board or (iii) the sale of substantially all of the property and assets of the Company.

    NEW 1995 PLAN BENEFITS

    The following table discloses the number of shares subject to awards (all of which have been stock options) that have been granted under the 1995 Plan as of April 2, 1999 to the (i) Chief Executive Officer and the Named Executive Officers, (ii) the Company's current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) all nominees for director as a group, and (v) all employees, other than executive officers as a group. The closing price of the Company's Common Stock on the NASDAQ Market was $8.625 on April 1, 1999.

                                                                                                 NUMBER OF SHARES
NAME AND POSITION                                                                               UNDERLYING OPTIONS
----------------------------------------------------------------------------------------------  ------------------

Simon Hodson
  Chief Executive Officer and Vice Chairman of the Board......................................          20,960

William F. McLaughlin
  President and Chief Operating Officer.......................................................         200,000

William F. Spengler
  Senior Vice President and Chief Financial Officer...........................................         100,000

D. Scott Houston Senior
  Vice President of Corporate Planning and Assistant Secretary................................         262,000

Vincent J. Truant
  Vice President, Marketing and Environmental Affairs and Public Relations....................          75,000

John Daoud
  Secretary...................................................................................          47,160

Richard Hulme
  Former Executive Vice President and Chief Operating Officer (1).............................         262,000

Total for current executive officers, as a group (seven persons)..............................         805,120

Total for non-executive directors, as a group (five persons)..................................          99,560

Total for all nominees for director, as a group (nine persons)................................         367,680

Total for all employees, other than executive officers, as a group (8 persons)................         409,620

------------------------

(1) Mr. Hulme was replaced as Chief Operating Officer by action of the Board of Directors on May 19, 1998 when the Board appointed Mr. McLaughlin to serve as Chief Operating Officer. Mr. Hulme resigned as an executive officer of the Company effective as of July 1, 1998. On March 2, 1999, Mr. Hulme resigned as an employee of the Company, effective as of June 30, 1999.

    1995 PLAN DURATION

    The 1995 Plan became effective as of November 27, 1995. The proposed Third and Fourth Amendments will become effective as of the date of the Annual Meeting, after they have been approved by the Company's stockholders. Awards may not be granted under the 1995 Plan after November 26, 2005. Although Common Shares may be issued after that date pursuant to awards granted prior to such date, no Common Shares may be issued under the 1995 Plan after November 26, 2015.

    AMENDMENTS TO THE 1995 PLAN

    The Board of Directors may amend or terminate the 1995 Plan at any time and in any manner, provided that (i) no such action of the Board may deprive the recipient of any award or Director Option previously granted under the 1995 Plan of his or her rights with respect thereto without his or her consent; (ii) the section of the 1995 Plan governing the terms of Director Options shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code (the "Code"), ERISA, or the rules and regulations thereunder and (iii) if an amendment to the 1995 Plan would (A) increase the maximum number of shares of Common Stock that may be issued pursuant to (1) all awards, including Director Options, granted under the 1995 Plan, (2) all ISOs granted under the 1995 Plan and (3) awards granted under the 1995 Plan during any calendar year to one Employee, (B) change the class of persons eligible to receive awards, including Director Options, under the 1995 Plan, (C) otherwise materially increase the benefits under the 1995 Plan to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated in the 1995 Plan or (D) affect the 1995 Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

    SUMMARY OF FIRST AMENDMENT

    The First Amendment to the 1995 Plan (the "First Amendment") became effective as of January 1, 1997. The First Amendment provided that Director Options granted for the 1996 fiscal year would have an exercise price equal to 80% of the price per share at which the Company's Common Stock was first sold to the public pursuant to the Company's initial public offering. This amended the 1995 Plan, with respect only to fiscal year 1996, which provided that Directors Options would have an exercise price equal to the greater of (i) the aggregate Fair Market Value (as defined in the 1995 Plan) on the grant date of such options and (ii) the aggregate par value of the Common Stock on the grant date. The First Amendment is attached hereto as part of Appendix A.

    SUMMARY OF SECOND AMENDMENT

    The Second Amendment to the 1995 Plan (the "Second Amendment") became effective as of November 3, 1997. The Second Amendment amended the 1995 Plan by authorizing the grant of Director Options at each annual meeting at which the Directors are elected to office, commencing with the 1997 fiscal year. Under the Second Amendment, the Directors Options vest and become exercisable on the day prior to the next annual meeting of stockholders, if the Director is then in office. Prior to the Second Amendment, the 1995 Plan had provided that Director Options were issued, on the day following the date of each annual meeting of the stockholders of the Company held on or after January 1, 1996, to each Director who had served as a director for at least the preceding six months. The Second Amendment is attached hereto as part of Appendix A.

    SUMMARY OF PROPOSED THIRD AMENDMENT

    The Third Amendment to the 1995 Plan is being presented to the Company's stockholders for approval at the Annual Meeting. The Board of Directors approved the Third Amendment to the 1995 Plan on February 4-5, 1999, subject to the approval of the stockholders at the Annual Meeting, to (i) increase the aggregate number of shares available for ISOs under the 1995 Plan from 4,585,000 to 10,000,000, (ii) increase the aggregate number of shares of Common Stock subject to awards granted during any calendar year to any one employee (including the number of shares involved in awards having a value derived from the value of the Common Stock) from 393,000 to 500,000, (iii) increase the number of shares available for awards (including all ISOs) under the 1995 Plan from 4,585,000 to 10,000,000, (iv) provide that the exercise price of any awards granted under the Plan shall not be less than the fair market value of the securities underlying the award on the date of grant and (v) change the name of the 1995 Plan to reflect the previously adopted change in the Company's name. The proposed Third Amendment to the 1995 Plan is attached hereto as part of Appendix A.

    SUMMARY OF PROPOSED FOURTH AMENDMENT

    The Fourth Amendment to the 1995 Plan is also being presented to the Company's stockholders for approval at the Annual Meeting. The Board of Directors approved the Fourth Amendment to the 1995 Plan on March 16, 1999, subject to the approval of the stockholders at the Annual Meeting, to provide that each non-employee director who is elected at each annual meeting of stockholders held on or after January 1, 1999, will automatically be granted a Director Option, effective at the conclusion of such meeting which (i) will immediately vest, (ii) will have a value at the time of grant of $120,000 based on the Black-Scholes option pricing model, (iii) in the case of the grant to be made at the Annual Meeting, will have an exercise price equal to $21.00 per share and (iv) in the case of grants in subsequent years, will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Company's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of grant. In addition, pursuant to the Fourth Amendment, employee directors will no longer be entitled to receive Director Options. The proposed Fourth Amendment to the 1995 Plan is attached hereto as part of Appendix A.

FEDERAL INCOME TAX TREATMENT UNDER THE 1995 PLAN

    The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1995 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

    INCENTIVE STOCK OPTION

    Pursuant to the 1995 Plan, Employees may be granted options which are intended to qualify as ISOs. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, the amount by which the fair market value of the shares acquired upon the exercise of an ISO ("Option Shares") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" in the year of exercise, and thus the exercise of an ISO may give rise to alternative minimum tax liability in the year of exercise.

    If the optionee sells the Option Shares at any time within one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or two years after the date of grant of such ISO, then (1) such optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the amount realized on the sale or the fair market value of the Option Shares on the date of exercise, over the exercise price of such ISO, (2) such optionee will recognize capital gain in an amount equal to the excess, if any, of the amount realized on the sale over the fair market value of the Option Shares on the date of exercise, (3) such optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the amount realized on the sale, and (4) the Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by such optionee. If the optionee sells the Option Shares at any time after the optionee has held the Option Shares for at least one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of the ISO and two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

    NONQUALIFIED OPTIONS

    A Nonqualified Option, which is an option or other similar right to acquire stock which does not qualify for treatment as an ISO, including a Director Option granted to a non-employee director, is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below. A subsequent sale of the stock generally will give rise to capital gain or loss equal to the difference between the amount realized on the sale and the sum of the exercise price paid for such share plus the ordinary income recognized with respect to such share.

    SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS

    If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider"), the determination of the amount and the timing of income recognition in connection with the exercise of an option or the receipt or vesting of other awards generally may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 1995 Plan.

    RESTRICTED STOCK

    Awards under the 1995 Plan may also include stock sales, stock bonuses or other grants of restricted or unrestricted stock. As a general rule, a recipient will recognize ordinary income (and the Company will be entitled to a deduction) equal to the fair market value of the unrestricted shares of the Company's stock that are transferred to the recipient for services. In the case of restricted shares, however, unless the recipient makes an election under Section 83(b) of the Code (an "83(b) Election") within thirty (30) days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of the shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within thirty (30) days of the transfer of restricted shares to the recipient, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of the transfer over their purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred, as described above in "Special Rules for Awards Granted to Insiders," unless the Insider makes a valid 83(b) Election.

    MISCELLANEOUS TAX ISSUES

    Awards may be granted under the 1995 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by an employee in connection with awards made under the 1995 Plan.

    The terms of the agreements pursuant to which specific awards are made to employees under the 1995 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a non-deductible 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

    As stated above, the Company obtains a deduction generally equal to the ordinary income recognized by an optionee in connection with an award. However, the Company's deduction for compensation (including deductions arising from awards) paid to certain corporate officers or other employees may be limited to $1 million (per person) annually.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE THIRD AND FOURTH AMENDMENTS TO THE 1995 STOCK INCENTIVE PLAN AS SET FORTH IN PROPOSAL THREE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    All relationships and related transactions reported in this Proxy Statement are included under the caption "Compensation Committee Interlocks and Insider Participation."

                                 OTHER MATTERS

    SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL
MEETING. Stockholders interested in presenting a proposal for consideration at the Company's 2000 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Exchange Act and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholder proposals must be received by the Company's Secretary at the Company's principal executive offices at 111 S. Calvert Street, Suite 1950, Baltimore, Maryland 21202 no later than December 17, 1999. Stockholders who intend to present a proposal at the 2000 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal no later than March 2, 2000.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 furnished to the Company and certain written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act with respect to the Company's fiscal year ended December 31, 1998 have been filed by its officers and directors, except that Form 3 Statements of Beneficial Ownership of Securities were inadvertently filed late by Messrs. Khashoggi, Hodson, Hulme, Houston, Hagerty, Daoud, Argyropolous, Jones, Marquard, Phillips and Rubinstein and Ms. Khashoggi and six transactions were inadvertently not timely reported on Form 4 Statements of Beneficial Ownership that were filed by each of EKI, Mr. Khashoggi and Ms. Khashoggi.

    OTHER MATTERS. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

    ANNUAL REPORT. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1998, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE DIRECTED TO CONTROLLER OF THE COMPANY AT 111 S. CALVERT STREET, SUITE 1950, BALTIMORE, MARYLAND 21202.

    ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          [/S/ JOHN DAOUD]

                                          John Daoud
                                          Secretary

Baltimore, Maryland
April 23, 1999

                                   APPENDIX A
                        EARTHSHELL CONTAINER CORPORATION
                           1995 STOCK INCENTIVE PLAN

        Section 1. PURPOSE OF PLAN

    The purpose of this 1995 Stock Incentive Plan (the "Plan") of EarthShell Container Corporation, a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors and consultants by providing for or increasing the proprietary interests of such persons in the Company.

        Section 2. PERSONS ELIGIBLE UNDER PLAN

    Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee (an "Employee"), and (2) any consultant of the Company or any of its subsidiaries and (3) any director of the Company. Each director of the Company shall automatically receive director options pursuant to
Section 4 hereof ("Director Options"), but any director serving on the Committee (as hereinafter defined) shall not otherwise participate in this Plan.

        Section 3. AWARDS

    (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $0.01, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

    (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

        (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

           (A) the delivery of cash;

           (B) the delivery of other property deemed acceptable by the Committee;

           (C) the delivery of previously owned shares of capital stock of the Company or other property, provided that such shares of capital stock shall have been owned for at least six months; or

           (E) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

        (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

        (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to any person who is not an Employee of the Company or any of its subsidiaries may qualify as an Incentive Stock Option.

        Section 4. DIRECTOR OPTIONS.

    (a) On the effective date of this Plan (as provided in Section 10 hereof), each director then serving in such capacity shall be granted a Director Option to purchase 20 Common Shares at an exercise price of $2,000 per share. Such Director Option shall become exercisable with respect to all of such shares on the date one year following the effective date of this Plan.

    (b) Each director who has served as a director for at least the preceding six months shall, on the day following the date of each annual meeting of the stockholders of the Company held on or after January 1, 1996, automatically be granted a Director Option to purchase 20 Common Shares.

    (c) Notwithstanding the foregoing, if, on any date upon which Director Options are to be granted hereunder, the number of Common Shares remaining available for issuance under this Plan is insufficient for the grant of Director Options to purchase the total number of Common Shares specified in Section 4(a) and (b) hereof, then Director Options to purchase a proportionate amount of the available number of Common Shares (rounded down to the greatest number of whole shares) shall be granted to each director entitled to receive a Director Option on such date.

    (d) Each Director Option granted under this Plan shall expire upon the first to occur of the following:

        (i) The first anniversary of the date upon which the optionee shall cease to be a Director as a result of death or total disability;

        (ii) The 90th day after the date upon which the optionee shall cease to be a Director for any reason other than death or total disability (or in the case of Director Options granted pursuant to Section 4(a) above, one year after the date upon which the Optionee shall cease to be a Director); or

        (iii) The fifth anniversary of the date of grant of such Director
    Option.

    (e) Each Director Option (other than those granted pursuant to Section 4(a) above) shall have an exercise price equal to the greater of (i) the aggregate Fair Market Value (as defined below) on the date of grant of such option of the Common Shares subject thereto and (ii) the aggregate par value of such Common Shares on such date.

    (f) Payment of the exercise price of any Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such Director Option; provided, however, that, in the discretion of the Board of Directors of the Company (the "Board"), the payment of such exercise price may instead be made in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares and such Common Shares so delivered have been owned for at least six months.

    (g) For purposes of this Section 4, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

    (h) All outstanding Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

        (i) the date of dissemination to the stockholders of the Company of a proxy statement seeking stockholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board;

        (ii) the first date upon which the directors of the Company who were last nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; or

        (iii) the date of dissemination to the stockholders of the Company of a proxy statement disclosing a change of control (as defined by the Company) of the Company.

    (i) All outstanding Director Options theretofore granted under this Plan shall terminate upon the first to occur of the following:

        (i) the dissolution or liquidation of the Company;

        (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board; or

        (iii) the sale of substantially all of the property and assets of the Company.

    (j) Each Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

    (k) Director Options are not intended to qualify as Incentive Stock Options.

        Section 5. STOCK SUBJECT TO PLAN

    (a) Subject to adjustment as provided in Section 8 hereof, the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan and under the Company's 1994 Stock Incentive Plan shall not exceed 17,500. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan or under the Company's 1994 Stock Incentive Plan, that expires or is terminated.

    (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Employee (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 1,500; provided, however, that the limitation set forth in this Section 5(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under Section 162(m) of the Code. Further, such aggregate number of shares shall be subject to adjustment under
Section 8 only to the extent permitted by Section 162(m) of the Code.

    (c) Subject to adjustment as provided in Section 8 hereof, at any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan and under the Company's 1994 Stock Incentive Plan shall not exceed 17,500.

    (d) For purposes of Section 5(c) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

        Section 6. DURATION OF PLAN

    No Awards shall be made under this Plan after November 26, 2005. Although Common Shares may be issued after November 26, 2005 pursuant to Awards made on or prior to such date, no Common Shares shall be issued under this Plan on or after November 26, 2015.

        Section 7. ADMINISTRATION OF PLAN

    (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act as such Rule may be amended from time to time), and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, however, prior to the registration of the Common Shares under Section 12 of the Securities Exchange Act of 1934, grants of Awards may, in the absence of action by the Committee, be made by the entire Board.

    (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

        (i) adopt, amend and rescind rules and regulations relating to this Plan;

        (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

        (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

        (iv) determine the terms and conditions of the Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

        (v) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

        (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

        Section 8. ADJUSTMENTS

    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards (including Director Options) thereafter granted under this Plan, and (c) to the extent permitted under Section 5(b) hereof, the maximum number of Common Shares for which options may be granted during any one calendar year, provided, however, that no adjustment shall be made to the number of Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" under Section 162(m) of the Code.

        Section 9. AMENDMENT AND TERMINATION OF PLAN

    The Board may amend or terminate this Plan at any time and in any manner, subject to this Plan at any time and in any manner, subject to the following limitations:

    (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

    (b) Section 4 hereof shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act ("ERISA"), or the rules and regulations thereunder; and

    (c) if an amendment to the Plan would (i) increase the maximum number of Common Shares that may be issued pursuant to (A) all Awards, including Director Options, granted under this Plan, (B) all Incentive Stock Options granted under this Plan, and (C) Awards granted under this Plan during any calendar year to any one Employee, (ii) change the class of persons eligible to receive Awards, including Director Options, under the Plan, (iii) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (iv) affect the Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

        Section 10. EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of November 27, 1995, the date upon which it was approved by the Board; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

                        EARTHSHELL CONTAINER CORPORATION

                                FIRST AMENDMENT
                                       TO
                           1995 STOCK INCENTIVE PLAN
                                       OF
                        EARTHSHELL CONTAINER CORPORATION

    The 1995 Stock Incentive Plan (the "Plan") of EarthShell Container Corporation, a Delaware corporation (the "Company'), is hereby amended by adding to Section 4(e) of the Plan the following sentence:

    "Notwithstanding the foregoing, each Director Option granted for the 1996 fiscal year shall have an exercise price equal to 80% of the price per share at which the Company's Common Shares are first sold to the public pursuant to the initial public offering of the Company."

    IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed as of this 1st day of May, 1997 and is effective as of January 8, 1997.

                                EARTHSHELL CONTAINER CORPORATION,
                                a Delaware corporation

                                By:  /s/ SIMON K. HODSON
                                     -----------------------------------------
                                     Simon K. Hodson,
                                     Vice Chairman of the Board and
                                     Chief Executive Officer

                                SECOND AMENDMENT
                                       TO
                           1995 STOCK INCENTIVE PLAN
                                       OF
                        EARTHSHELL CONTAINER CORPORATION

    The 1995 Stock Incentive Plan, as amended (the "Plan") of EarthShell Container Corporation, a Delaware corporation (the "Company"), is hereby amended as of November 3, 1997 as follows:

        1. Section 4(b) of the Plan is amended and restated in its entirety and the following new Section 4(b) is substituted therefor:

           (b) Each director who has served as a director at an annual meeting of the stockholders of the Company held on or after January 1, 1996 shall, on the day following the date of such meeting, automatically be granted a Director Option to purchase 20 Common Shares for service as a director for the forthcoming year. Such Director Option shall vest, and become exercisable with respect to all of such Common Shares, on the day immediately prior to the date of the next annual meeting of the stockholders of the Company, assuming such director continues to serve as a director of the Company through the day immediately prior to the date of such next annual meeting.

        2. Except as modified by this Second Amendment, the Plan shall remain unchanged and shall remain in full force and effect.

        3. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

    IN WITNESS WHEREOF, the Company has caused this Second Amendment to be duly executed as of the date first written above.

                                          EARTHSHELL CONTAINER CORPORATION

                                          By: /s/ SCOTT HOUSTON
                                             -----------------------------------

                                          Name: Scott Houston
                                          Title: Chief Financial Officer

                             EARTHSHELL CORPORATION

                                THIRD AMENDMENT
                                       TO
                           1995 STOCK INCENTIVE PLAN
                                       OF
                        EARTHSHELL CONTAINER CORPORATION

    The 1995 Stock Incentive Plan of EarthShell Container Corporation, a Delaware corporation, as amended by the First Amendment to 1995 Stock Incentive Plan of EarthShell Container Corporation and the Second Amendment to 1995 Stock Incentive Plan of EarthShell Container Corporation (the "Plan"), subject to the approval of the stockholders of EarthShell Corporation, a Delaware corporation, is hereby amended as follows:

        1. The reference in the title of the Plan and in the first sentence of the Plan to "EarthShell Container Corporation" is hereby amended and restated to be "EarthShell Corporation."

        2. Section 5(a) of the Plan hereby amended to provide that the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under the Plans shall not exceed 10,000,000;

        3. Section 5(b) of the Plan is hereby amended by increasing the maximum aggregate number of Common Shares that may be subject to Awards granted during any calendar year to any one Employee (including the number of shares involved in Awards having a value derived from the value of Common Shares) from 393,000 to 500,000;

        4. Section 5(c) of the Plan is hereby amended to provide that the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plans shall not exceed 10,000,000;

        5. Notwithstanding any provision in the Plan to the contrary, in no event shall the exercise price of any Awards granted under the Plan be less than fair market value at the time of the grant.

    Except as amended hereby, the Plan shall continue in full force and effect.

    IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to be duly executed effective as of this 5th day of February, 1999.

                                          EARTHSHELL CORPORATION,
                                          a Delaware corporation

                                          By: /s/ D. Scott Houston
                                          --------------------------------------

                             EARTHSHELL CORPORATION

                                FOURTH AMENDMENT
                                       TO
                           1995 STOCK INCENTIVE PLAN
                                       OF
                             EARTHSHELL CORPORATION

    The 1995 Stock Incentive Plan of EarthShell Corporation, a Delaware corporation, as amended by the First Amendment to 1995 Stock Incentive Plan of EarthShell Container Corporation, the Second Amendment to 1995 Stock Incentive Plan of EarthShell Container Corporation and the Third Amendment to 1995 Stock Incentive Plan of EarthShell Container Corporation (the "Plan"), subject to the approval of the stockholders of EarthShell Corporation, a Delaware corporation, is hereby amended as follows:

    1. Section 4(b) of the Plan is hereby deleted in its entirety and replaced with the following:

        (b) Each director who is not a paid employee of EarthShell and who is elected to serve as a director at an annual meeting of the stockholders of the Company held on or after January 1, 1999 shall, on the date of such meeting and immediately following the conclusion of such meeting, automatically be granted a Director Option having a value at the time of grant equal to $120,000 based on the Black-Scholes option pricing model. Such Director Option shall immediately vest, and become exercisable with respect to all of the Common Shares to which such Director Option relates on the date of grant and, in the case of the grant to be made at the 1999 Annual Meeting of Stockholders, will have an exercise price of $21.00 per share and, in the case of grants that are made in subsequent years, will have an exercise price equal to the average of the midpoint of the closing bid and closing asked prices for shares of the Corporation's Common Stock for the three consecutive trading days ending on the business day immediately preceding the date of the grant.

    Except as amended hereby, the Plan shall continue in full force and effect.

    IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to be duly executed effective as of this 16th day of March, 1999.

                                          EARTHSHELL CORPORATION,
                                          a Delaware corporation

                                          By: /s/ D. Scott Houston
                                          --------------------------------------

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and William F. McLaughlin, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 14, 1999, at 10:00 A.M., at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1)        ELECTION OF DIRECTORS
           / /  FOR the nominees listed below             / /  WITHHOLD AUTHORITY to vote for the nominees listed below
           If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
           ESSAM KHASHOGGI                                LAYLA KHASHOGGI
                        SIMON K. HODSON                   WILLIAM A. MARQUARD
                        WILLIAM F. McLAUGHLIN             JEROLD H. RUBINSTEIN
                        JOHN DAOUD                        HOWARD J. MARSH
                        ELLIS B. JONES
(2)        PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
                     / /  Approve                              / /  Disapprove                              / /  Abstain
(3)        PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK INCENTIVE PLAN
                     / /  Approve                              / /  Disapprove                              / /  Abstain
(4)        OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             EARTHSHELL CORPORATION

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR THE OTHER PROPOSALS STATED ON THE OTHER SIDE HEREOF.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                 Signature (if held jointly)

                                              Date:
                                              ----------------------------------

                                              Please sign your name exactly as
                                              it appears on this Proxy. When
                                              signing as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

       WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE
    AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.
     I/we plan  / /  do not plan  / /  to attend the stockholders meeting.